Exhibit 99.1

FINAL — FOR IMMEDIATE RELEASE

Wayfair Announces Third Quarter 2014 Results

Direct Retail Revenue Growth of 57.1% Year over Year to $285.5 million

Total Revenue Growth of 41.7% Year over Year to $336.2 million

Active Customer Increase of 61.0% Year over Year to 2.9 million

BOSTON, MA — November 10, 2014 — Wayfair Inc. (NYSE:W), one of the world’s largest online destinations for home furnishings and décor, today reported financial results for its third quarter ended September 30, 2014.

“We are very pleased with the third quarter results and Wayfair’s growth trajectory,” said Niraj Shah, Wayfair CEO, Co-Chairman and Co-Founder. “We believe we are making the right investments today to drive long-term growth, and remain committed to both creating the best home goods shopping experience for our customers and to delivering long term value for our investors.”

Financial Highlights

•                  Third quarter of 2014 net revenue increased to $336.2 million, up 41.7% year over year

•                  The Direct Retail business, consisting of sales generated primarily through the sites of our five brands, increased to $285.5 million in the third quarter of 2014 up 57.1% year over year

•                  Gross profit for the third quarter of 2014 was $79.0 million, compared to $58.6 million in the third quarter of 2013

•                  Adjusted EBITDA for the third quarter of 2014 was $(18.3) million, or 5.4% of revenue

•                  GAAP net loss per share was $0.71 in the third quarter of 2014, which compares to net loss per share of $0.19 in the third quarter of 2013

•                  Non GAAP net loss per share was $0.29 in the third quarter of 2014 after adjustments made on a pro forma basis to include the impact of the shares issued and shares converted at  the IPO in October 2014

•                  At the end of the third quarter of 2014, cash, cash equivalents and investments totaled $130.4 million. On a pro forma basis, adjusting for the IPO and related transactions, the quarter would have closed with cash,  cash equivalents and investments of $366.0 million

Other Highlights

•                  The number of active customers in our Direct Retail business reached 2.9 million as of September 30, 2014, up 61.0% year over year

•                  LTM Net revenue per active customer increased to $342, up 8.6% year over year and up 3.0% from the second quarter of 2014

•                  Orders per customer, measured as LTM orders divided by active customers, improved to 1.65 as of September 30, 2014, up from 1.55 in the third quarter of 2013

•                  Orders delivered in the third quarter of 2014 were 1.3 million, an increase of 48.6% year over year

“Moving forward, we remain highly focused on driving growth by acquiring new customers and increasing repeat purchases from existing customers,” added Shah.  “As in the past, we intend to do this by investing in our brands and the customer experience through improved site experiences, product offering and logistics. Overall, we are excited about our performance in the quarter and the strong continued growth at Wayfair.”

Conference Call

Wayfair will host a conference call and webcast to discuss its Third Quarter 2014 financial results today at 4:30 p.m. (ET). Investors and participants can access the call by dialing (877) 201-0168 in the U.S. and (647) 788-4901 internationally. The passcode for the conference line is 22799190. The call will also be available via live webcast at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair

Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of brands includes:

•                  Wayfair.com, an online destination for all things home

•                  Joss & Main, an online flash sales site offering inspiring home design daily

•                  AllModern, a go-to online source for modern design

•                  DwellStudio, a design house for fashion-forward modern furnishings

•                  Birch Lane, a collection of classic furnishings and timeless home décor

Wayfair is headquartered in Boston, Massachusetts, with additional locations in New York, Ogden, Utah, Hebron, Kentucky, Galway, Ireland, London, Berlin and Sydney.

Media Relations Contact:

Jane Carpenter, 617-502-7595

jcarpenter@wayfair.com

Investor Relations Contact:

Kate Gulliver, 617-880-8108

IR@wayfair.com

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s investments, statements regarding how the Company intends to drive growth and objectives of management.  These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to acquire new customers, our ability to sustain and/or manage our growth, our ability to increase our net revenue per active customer, our ability to build and maintain strong brands and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. The forward-looking statements included in this earnings release represent the Company’s views as of the date of this earnings release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EXPLANATORY NOTE

The condensed consolidated financial statements and other disclosures contained in this earnings release are those of Wayfair LLC, which is a wholly-owned subsidiary of Wayfair Inc., the Corporation, which is the registrant. Prior to the effectiveness of the Corporation’s registration statement on Form S-1 related to its initial public offering in October 2014, Wayfair LLC was the principal operating entity. In connection with the initial public offering of the Corporation, Wayfair LLC completed an internal restructuring pursuant to which Wayfair LLC became a wholly-owned subsidiary of the Corporation, and the holders of equity interests in Wayfair LLC became stockholders of the Corporation. Because the internal restructuring was not completed as of September 30, 2014 and the Corporation had no substantial assets or activities (other than activities relating to its formation and initial public offering) as of such time, the Corporation believes it is informative to provide the condensed consolidated financial statements and various other disclosures of Wayfair LLC as of September 30, 2014 and for the periods ended September 30, 2014 and 2013.

Non-GAAP Financial Measures

To supplement Wayfair’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, free cash flow, non-GAAP diluted net loss per share and non-GAAP diluted net loss per share adjusted for shares issued and shares converted at the IPO.  Wayfair  uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as earnings (loss) before depreciation and amortization, equity-based compensation, interest and other income and expense and taxes. Wayfair has included Adjusted EBITDA in this earnings release because it is a key measure used by its management and its board of managers to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.  Investors should, however, understand that in the future equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of managers.

Free cash flow is a non GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment including leasehold improvements and site and software development costs.  Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss attributable to common unit holders plus accretion of convertible redeemable preferred units, equity-

based compensation and taxes divided by non-GAAP weighted average shares.  Wayfair believes that adding back accretion of convertible redeemable preferred units, equity-based compensation expense and related tax adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period. For the third quarter of 2014, Wayfair has included non-GAAP diluted net loss per share on a pro forma basis and assumes the conversion of all outstanding preferred units, the issuance of common stock at its IPO in October 2014 along with the vesting of restricted units and deferred units, net of applicable taxes, as if these events all occurred at the beginning of the third quarter of 2014 and presented as such only for three months ended September 30, 2014.  As a result of significant changes to Wayfair’s capital structure after the end of the most recent quarter, Wayfair believes that the presentation of the non-GAAP diluted net loss per share on a pro forma basis provides useful information to investors and others.

Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands)
Reconciliation of Adjusted EBITDA
Net loss	$(24,143)	$(3,031)	$(75,544)	$(11,369)
Depreciation and amortization	5,547	3,489	14,438	9,352
Equity based compensation	—	—	5,528	—
Interest income, net	(89)	(61)	(222)	(185)
Other (expenses) income, net	304	(579)	400	(75)
Taxes	49	1	66	(4)
Adjusted EBITDA	$(18,332)	$(181)	$(55,334)	$(2,281)

A reconciliation of GAAP net loss attributable to common unit holders to non-GAAP diluted net loss attributable to common stockholders, the most directly comparable GAAP financial measure, and GAAP diluted common units to non-GAAP diluted units/shares, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per unit/share, is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands, except share/unit and per share/unit data)
	Pro forma (1)

Net loss attributable to common unit holders	$(28,891)	$(7,704)	$(92,047)	$(31,990)
Add: Accretion of convertible redeemable preferred units	4,748	4,673	16,503	20,621
Add: Equity based compensation	—	—	5,528	—
Add: Taxes	49	1	66	(4)
Non GAAP net loss attributable to common unit holders	$(24,094)	$(3,030)	$(69,950)	$(11,373)

Weighted average number of common units outstanding used in computing per share amounts - basic and diluted	40,512,544	41,367,115	40,721,540	41,304,048
Issuance of Class A IPO common stock	10,500,000	—	—	—
Conversion of convertible redeemable preferred units into Class B common stock	27,546,934	—	—	—
Issuance of Class B common stock upon the vesting of the deferred units upon the closing of the IPO, net of tax	1,129,286	—	—	—
Issuance of Class B common stock upon the vesting of restricted units upon the closing of the IPO, net of tax	2,821,771	—	—	—

Non-GAAP Weighted average shares used to compute diluted net loss per unit/share	82,510,535	41,367,115	40,721,540	41,304,048
Non GAAP diluted net loss per unit/share	$(0.29)	$(0.07)	$(1.72)	$(0.28)

(1)  Weighted average shares used to compute non-GAAP diluted net loss per share for the third quarter of 2014 includes theimpact of share issuances and share converstions at its IPO in October 2014

The following table presents a reconciliation of free cash flow to net cash provided by operating activities for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands)

Net cash provided by operating activities, net of acquisition	$(11,066)	$(517)	$(50,837)	$(6,425)
Purchase of property, equipment, and leasehold improvements	(6,837)	(1,120)	(31,168)	(4,421)
Site and software development costs	(4,495)	(2,345)	(10,643)	(6,412)
Free cash flow	$(22,398)	$(3,982)	$(92,648)	$(17,258)

Key Financial and Operating Metrics

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands, except Average Order Value and LTM Net Revenue Per Active Customer)
Consolidated Financial Metrics
Net Revenue	$336,188	$237,302	$910,332	$620,510
Adjusted EBITDA	$(18,332)	$(181)	$(55,334)	$(2,281)
Free Cash Flow	(22,398)	(3,982)	(92,648)	(17,258)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$285,502	$181,693	$755,036	$450,058
Active Customers	2,858	1,775	2,858	1,775
LTM Net Revenue Per Active Customer	$342	$315	$342	$315
Orders Delivered	1,314	884	3,536	2,141
Average Order Value	$217	$206	$214	$210

Wayfair LLC

Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	September 30, 2014	December 31,
	2014	Pro Forma	2013
	(in thousands, except share and per share data)
Consolidated Balance Sheets:

Assets
Current assets
Cash and cash equivalents	$30,307	$265,959	$65,289
Short-term investments	100,054	100,054	50,019
Accounts receivable, net of allowance	5,314	5,314	7,689
Inventories	21,118	21,118	14,963
Prepaid expenses and other current assets	37,839	37,839	25,167
Total current assets	194,632	430,284	163,127
Property and equipment, net	50,027	50,027	22,088
Intangible assets, net	3,099	3,099	3,919
Goodwill	4,629	4,629	5,165
Restricted cash	3,849	3,849	826
Other noncurrent assets	4,292	4,292	1,175
Total assets	$260,528	$496,180	$196,300
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$87,686	$87,686	$102,153
Accrued expenses	32,697	34,484	19,239
Deferred revenue	21,828	21,828	13,397
Due to related party	1,787	—	1,878
Other current liabilities	12,587	12,587	8,342
Total current liabilities	156,585	156,585	145,009
Other liabilities	12,850	13,185	944
Total liabilities	169,435	169,770	145,953

Commitments and contingencies (Note 7)

Series A convertible redeemable preferred units, no par value per unit:21,551,801 units authorized at September 30, 2014 and December 31, 2013; 21,551,801 units issued at September 30, 2014 and December 31, 2013; no units authorized, issued and outstanding, pro forma; liquidation preference of $240.2 million at September 30, 2014.	240,234	—	241,186
Series B convertible redeemable preferred units, no par value per unit: 5,995,133 units authorized and issued at September 30, 2014 and no units authorized and issued at December 31, 2013; no units authorized, issued and outstanding, pro forma; liquidation preference of $157.2 million at September 30, 2014	157,229	—	—
Members’ deficit/Stockholders’ equity:

Common units, no par value per unit: 81,365,954 and 74,328,124 units authorized at September 30, 2014 and December 31, 2013, respectively; 43,784,060 units and 44,904,110 units issued outstanding at September 30, 2014 and December 31, 2013, respectively; no units authorized, issued and outstanding, pro forma

Class A common stock, $0.001 par value; no shares authorized, issued or outstanding, actual; 500,000,000 shares authorized, 12,650,000 shares issued and outstanding, pro forma	—	13	—
Class B common stock, $0.001 par value; no shares authorized, issued or outstanding, actual; 164,000,000 shares authorized, 70,265,213 shares issued and outstanding, pro forma	—	70	—
Additional paid-in capital	—	361,217	—
Common members’ (deficit)/Retained earnings	(305,983)	(34,503)	(190,511)
Accumulated other comprehensive (loss)	(387)	(387)	(328)
Total member’s deficit/stockholders’ equity	(306,370)	326,410	(190,839)
Total liabilities and stockholders’ equity	$260,528	$496,180	$196,300

Note:  The unaudited pro forma balance sheet as of September 30, 2014, reflects the following: (i) net proceeds from the IPO of $282.7 million after deducting the underwriting discount and estimated offering expenses, (ii) a net adjustment to deferred income tax liabilities of $0.3 million in connection with the Company’s corporate reorganization, (iii) an adjustment of $14.4 million to reduce the carrying value of the participating preferred units to reflect conversion value assuming the security was converted on the balance sheet date, (iv) a distribution of $24.5 million of cash to the Company’s Series A convertible preferred stockholders upon completion of the IPO equal to the members’ distribution payable balance, (v) an adjustment of $48.6 million to give effect to equity based compensation expense associated with common option units, deferred units and restricted common units that have satisfied the service condition,(vi) the net issuance of 1,129,286 shares of Class B common stock issuable upon the vesting of outstanding deferred units upon completion of the IPO, net of minimum tax withholding obligations and the associated payment of cash, which amount was approximately $22.6 million and (vii) the reclassification of $1.8 million from due to related party to accrued expenses to reflect the effect of consolidation of SK Retail, its majority member. All of the aforementioned adjustments have been reflected in the pro forma consolidated balance sheet as if these events all occurred on September 30, 2014

Wayfair LLC

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands, except share and per share data)
	(unaudited)		(unaudited)
Consolidated Statements of Operations:

Net revenue	$336,188	$237,302	$910,332	$620,510
Cost of goods sold	257,161	178,656	697,644	466,993
Gross profit	79,027	58,646	212,688	153,517

Operating expenses:
Sales and marketing	77,439	46,602	215,667	119,316
General and administrative	25,218	15,530	71,573	45,544
Amortization of acquired intangible assets	249	184	748	290
Total operating expenses	102,906	62,316	287,988	165,150
Loss from operations	(23,879)	(3,670)	(75,300)	(11,633)
Interest income, net	89	61	222	185
Other (expense) income, net	(304)	579	(400)	75
Loss before income taxes	(24,094)	(3,030)	(75,478)	(11,373)
Provision for income taxes	(49)	(1)	(66)	4
Net loss	$(24,143)	$(3,031)	$(75,544)	$(11,369)
Accretion of convertible redeemable preferred units	(4,748)	(4,673)	(16,503)	(20,621)
Net loss attributable to common unit holders	(28,891)	(7,704)	(92,047)	(31,990)

Net loss attributable to common unit holders per unit - basic and diluted	$(0.71)	$(0.19)	$(2.26)	$(0.77)

Weighted average number of common units outstanding used in computing per share amounts - basic and diluted	40,512,544	41,367,115	40,721,540	41,304,048

Wayfair LLC

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine months ended September 30,
	2014	2013
	(in thousands)

Cash flows from operating activities
Net loss	$(75,544)	$(11,369)
Adjustments to reconcile net loss to net cash provided by operating activities, net of acquisition:
Depreciation and amortization	14,438	9,352
Equity based compensation	5,528	—
Other non-cash adjustments	888	11

Changes in operating assets and liabilities:
Accounts receivable and customer refunds payable	2,376	(6,840)
Inventories	(6,155)	(8,115)
Prepaid expenses and other current assets	(12,721)	(8,070)
Due to related party	(96)	(241)
Accounts payable and accrued expenses	(1,012)	9,095
Deferred revenue and other liabilities	24,578	9,483
Other assets	(3,117)	269
Net cash provided by operating activities	(50,837)	(6,425)

Cash flows from investing activities
Purchase of short-term investments	(110,000)	(40,000)
Sale and maturities of short-term investments	59,964	22,963
Purchase of property and equipment	(31,168)	(4,421)
Site and software development costs	(10,643)	(6,412)
Cash paid for acquisition	—	(3,741)
Other investing activities, net	(3,015)	(86)
Net cash used in investing activities	(94,862)	(31,697)

Cash flows from financing activities
Net proceeds from issuance of Series B convertible redeemable preferred units	154,774	—
Repurchase of common units	(23,500)	—
Dividends paid to Series A convertible redeemable preferred	(15,000)	—
Purchase of employee equity	(5,528)	—
Net cash provided by financing activities	110,746	—
Effect of exchange rate changes on cash and cash equivalents	(29)	5
Net decrease in cash and cash equivalents	(34,982)	(38,117)
Cash and cash equivalents
Beginning of period	65,289	77,861
End of period	$30,307	$39,744

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